Exhibit 4.1

EXECUTION VERSION

APPLIED OPTOELECTRONICS, INC.,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of March 5, 2019

5.00% Convertible Senior Notes due 2024

i

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

INDENTURE, dated as of March 5, 2019, between Applied Optoelectronics, Inc., a Delaware corporation, as issuer (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 5.00% Convertible Senior Notes due 2024 (the “Notes”).

Article 1.                                            DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01.                         DEFINITIONS.

“Acquired Debt” means, with respect to any specified Person:

(A)                               Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(B)                               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to a minimum of $1,000 or equal to any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase,

warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Close of Business” means 5:00 p.m., New York City time.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(A)                               an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an asset sale, to the extent such losses were deducted in computing such consolidated net income; plus

(B)                               provision for taxes based on income or profits (including state, franchise and similar taxes and foreign withholding taxes in lieu of income taxes), of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such consolidated net income; plus

(C)                               the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such fixed charges were deducted in computing such consolidated net income; plus

(D)                               any foreign currency translation losses (including losses related to currency re-measurements of Indebtedness) of such Person and its Subsidiaries for such period, to the extent that such losses were taken into account in computing such consolidated net income; plus

(E)                                any fees, expenses or other out-of-pocket costs incurred in connection with the issuance of the Notes and the related amendments to Credit Agreement; plus

(F)                                 any stock-based compensation expense; plus

(G)                               any non-recurring reasonable legal and consulting fees, costs, administrative and other out-of-pocket expenses in connection with the following: future acquisitions or investments (including any future earnout payments actually paid to any third party in cash), initial compliance with new or newly applicable regulatory or accounting rules, the issuance of debt or equity as permitted under this Indenture and the disposition of any businesses or product lines; plus

(H)                              any losses deducted during such period, but for which insurance or indemnity recovery is actually received in cash; plus

(I)                                   restructuring, severance, integration, operating initiatives, litigation and other non-recurring or one time fees, costs, charges and expenses; plus

(J)                                   depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such consolidated net income; minus

(K)                               any foreign currency translation gains (including gains related to currency re-measurements of Indebtedness) of such Person and its Subsidiaries for such period, to the extent that such gains were taken into account in computing such consolidated net income; minus

(L)                                non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding anything to the contrary in the preceding sentence, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary will be added to Consolidated Net Income to compute the Company’s Consolidated EBITDA only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means, with respect to any Person, at any date, the ratio of (A) the Indebtedness of such person and its Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (B) Consolidated EBITDA of such person for the four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such ratio is calculated.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(A)                               all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any asset sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(B)                               the net income (but not loss) of any person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(C)                               the net income (but not loss) of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(D)                               the cumulative effect of a change in accounting principles will be excluded; and

(E)                                non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to FASB ASC Topic 815.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 5.10.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 56.9801 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5 ; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Corporate Trust Office” of the Trustee means the corporate trust office of the Trustee, which office at the date hereof is located at the address set forth in Section 12.01, except with respect to payments on, or registrations of transfers of or exchanges of, the Notes, in which case such office of the Trustee will be its corporate trust office in New York, New York, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” means any defeasance pursuant to, and subject to the terms of, Section 10.04.

“Credit Agreement” means that certain Loan Agreement, dated September 28, 2017, between the Company and Branch Banking and Trust Company, a North Carolina banking corporation, providing for up to twenty five million dollars ($25,000,000) of revolving credit borrowings as the Issue Date, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced increased or extended in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including any credit agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders, accredited investors or institutional investors providing for revolving credit loans, term loans, term debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, increased, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Deemed Capitalized Leases” means the Company’s obligations or the obligations of any Subsidiary of the Company that are classified as “capital lease obligations” under GAAP due to the application of FASB ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety one (91) days after the Maturity Date; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the

Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any of the Company’s Indebtedness.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries in existence on the Issue Date (other than Indebtedness under the Credit Agreement), until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors (unless otherwise provided in this Indenture).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(A)                               the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to deemed capitalized leases), commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to hedging obligations in respect of interest rates; plus

(B)                               the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(C)                               any interest on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(D)                               the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Capital Stock payable solely in the Company’s Capital Stock (other than Disqualified Stock) or to the Company or a Subsidiary of the Company; and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Company’s that is not a Domestic Subsidiary.

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend.  For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means the occurrence of any of the following events at any time after the Issue Date and prior to the Maturity Date:

(A)                               a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, and the employee benefit plans of the Company or its Wholly Owned Subsidiaries, becomes, and files a Schedule TO (or any successor schedule, form or report) or any other schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become, the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; provided, however, that no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange in such offer;

(B)                               the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B) ;

(C)                               the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)                               the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each Domestic Subsidiary of the Company (other than an Immaterial Subsidiary) that is required to provide a Note Guarantee pursuant to Article 9.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(A)                               interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(B)                               other agreements or arrangements designed to manage interest rates or interest rate risk; and

(C)                               other agreements or arrangements designed to protect such person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Company whose total assets (determined in accordance with GAAP), as of that date, are less than one hundred thousand dollars ($100,000) and whose total revenues for the most recent twelve (12) month period (determined in accordance with GAAP) do not exceed one hundred thousand dollars ($100,000).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(A)                               in respect of borrowed money;

(B)                               evidenced by or issued in exchange for bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(C)                               in respect of banker’s acceptances;

(D)                               representing capital lease obligations;

(E)                                representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(F)                                 representing any Hedging Obligations,

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means Raymond James & Associates, Inc. and Cowen and Company, LLC.

“Interest Payment Date” means, with respect to a Note, each March 15 and September 15 of each year, commencing on September 15, 2019 (or commencing on such other date specified in the certificate representing such Note).  For the avoidance of doubt the Maturity Date is an Interest Payment Date.

“Issue Date” means March 5, 2019.

“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed.  If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company, which may include any of the Initial Purchasers.  Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of the definition thereof); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A)                               in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); and

(B)                               in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change occurring pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading

(by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means March 15, 2024.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Note Guarantee” means the guarantee by the future Guarantors of the Company’s obligations under this Indenture and the Notes pursuant to Article 9.

“Notes” means the 5.00% Convertible Senior Notes due 2024 issued by the Company pursuant to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.

“Permitted Debt” means:

(A)                               the incurrence by the Company and any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (A) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed twenty-five million dollars ($25,000,000);

(B)                               the incurrence by any Foreign Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed sixty million dollars ($60,000,000);

(C)                               the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

(D)                               the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued pursuant to the Purchase Agreement;

(E)                                the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany indebtedness) that is permitted by this Indenture to be incurred under the proviso in Section 3.09(A) or clauses (C), (D) or (I) of this definition;

(F)                                 the incurrence by the Company or any of its Subsidiaries of intercompany indebtedness between or among the Company and any of its Subsidiaries; provided, however, that:

(i)                                     if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantees, in the case of a Guarantor; and

(ii)                                  (1) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company; and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (F);

(G)                               the issuance by any of the Company’s Subsidiaries to the Company or to any of its Subsidiaries of shares of preferred stock; provided, however, that:

(i)                                     any subsequent issuance or transfer of equity interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary of the Company; and

(ii)                                  any sale or other transfer of any such preferred stock to a person that is not either the Company or a Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (G);

(H)                              the Guarantee by the Company or any of the Guarantors of the Company’s Indebtedness or Indebtedness of a Subsidiary of the Company and the Guarantee by any Foreign Subsidiary of Indebtedness of another Foreign Subsidiary, in each case, to the extent that the Guaranteed Indebtedness was permitted to be incurred by another clause of this definition or pursuant to the proviso in Section 3.09(A); provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(I)                                   the incurrence by the Company or any of the Guarantors of subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (I), not to exceed fifty million dollars ($50,000,000);

(J)                                   the incurrence by the Company or any of its Subsidiaries of Indebtedness consisting of financing of insurance premiums; and

(K)                               Indebtedness incurred in respect of any Hedging Obligations, credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), or Cash Management Services, in each case incurred in the ordinary course of business.

“Permitted Liens” means:

(A)                               Liens on the Company’s assets or the assets of any Guarantor securing Indebtedness and other obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to clause (A) of the definition of “Permitted Debt”;

(B)                               Liens on the Company’s assets or the assets of any of the Company’s Subsidiaries securing Indebtedness incurred pursuant to the proviso in Section 3.09(A);

(C)                               Liens on the Company’s assets or the assets of any Foreign Subsidiary securing Indebtedness and other obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to clause (B) of the definition of “Permitted Debt”;

(D)                               Liens to secure any of the Indebtedness referenced in clause (K) of the definition of “Permitted Debt,” or obligations with respect to treasury management arrangements incurred in the ordinary course of business;

(E)                                Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company;

(F)                                 Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(G)                               Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(H)                              Liens existing on the date of this Indenture;

(I)                                   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(J)                                   Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ liens, in each case, incurred in the ordinary course of business;

(K)                               survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

(L)                                Liens created for the benefit of (or to secure) the Notes or the Note Guarantees;

(M)                            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(N)                               filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(O)                               bankers’ liens, rights of setoff, liens arising out of judgments or awards not constituting an event of default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(P)                                 Liens on cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(Q)                               Liens on specific items of inventory or other goods (and the proceeds thereof) of any person securing such person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(R)                               grants of software and other technology licenses in the ordinary course of business;

(S)                                 Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(T)                                Liens in favor of the Company or any of the Guarantors; and

(U)                               Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed five million dollars ($5,000,000) at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Subsidiaries (other than intercompany indebtedness); provided that:

(A)                               the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(B)                               such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (i) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; or (ii) ninety-one (91) days after the Maturity Date;

(C)                               such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(D)                               if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(E)                                such Indebtedness is incurred either by the Company or by a Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.  Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Purchase Agreement” means that certain Purchase Agreement, dated February 28, 2019, between the Company and the Initial Purchasers.

“Redemption” means the repurchase of any Note by the Company pursuant to Section

4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on March 15, the immediately preceding March 1; and (B) if such Interest Payment Date occurs on September 15, the immediately preceding September 1.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” when used with respect to the Trustee means (A) any officer of the Trustee within the corporate trust department, including any Vice President, assistant secretary, assistant treasurer, trust officer, assistant trust officer or assistant controller assigned to the Corporate Trust Office,  or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject, and, in each case, who will have direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change, subject to the provisions of Section 5.08: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor that (A) is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto (“contractually”) to the Notes or the Note Guarantee of such Guarantor, as applicable; and (B) has a stated maturity for the principal thereof at least ninety one (91) days after the Maturity Date.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such

Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event.  If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A)                               such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B)                               such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C)                               such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(A)                               the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(B)                               the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.                         OTHER DEFINITIONS.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Business Combination Event”	6.01(A)
“Common Stock Change Event”	5.10(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(A)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Guaranteed Obligations”	9.04(B)
“Guarantor Acquirer”	9.04(A)
“Guarantor Business Combination Event”	9.04(B)
“Initial Notes”	2.03(A)
“Paying Agent”	2.06(A)
“Premium Limited Maximum Conversion Rate”	5.08
“Redemption Notice”	4.03(F)
“Reference Price”	5.07(A)(ii)
“Reference Property”	5.10(A)
“Reference Property Unit”	5.10(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	12.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)

“Successor Corporation”	6.01(A)
“Successor Guarantor Corporation”	9.04(B)(i)
“Successor Person”	5.10(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03.                         RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A)                               “or” is not exclusive;

(B)                               “including” means “including without limitation”;

(C)                               “will” expresses a command;

(D)                               the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)                                a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)                                 words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)                               “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H)                              references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)                                   the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J)                                   the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest, unless the context requires otherwise.

Article 2.                                            THE NOTES

Section 2.01.                         FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A.  The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.  Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes.  Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.                         EXECUTION, AUTHENTICATION AND DELIVERY.

(A)                               Due Execution by the Company.  At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual or facsimile signature.  A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B)                               Authentication by the Trustee and Delivery.

(i)                                     No Note will be valid until it is authenticated by the Trustee.  A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii)                                  The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated.  If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)                               The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee.  Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03.                         INITIAL NOTES AND ADDITIONAL NOTES.

(A)                               Initial Notes.  On the Issue Date, there will be originally issued eighty-million-five-hundred-thousand dollars ($80,500,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02).  Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”

(B)                               Additional Notes.  The Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under this Indenture for federal income tax or federal securities laws purposes, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number.

Section 2.04.                         METHOD OF PAYMENT.

(A)                               Global Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B)                               Physical Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register.  To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05.                         ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A)                               Accrual of Interest.  Each Note will accrue interest at a rate per annum equal to 5.00% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively.  Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date.  Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B)                               Defaulted Amounts.  If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.  Neither the Trustee nor the Conversion Agent will have any duty to determine whether any Defaulted Amount or Default Interest is payable or the amount thereof.

(C)                               Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06.                         REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A)                               Generally.  The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”).  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such.  For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B)                               Duties of the Registrar.  The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes.  Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C)                               Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents.  The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture.  Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder.  The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D)                               Initial Appointments.  The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07.                         PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery.  The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property.  If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively.  Upon the occurrence of any event pursuant to in clause (x) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion

Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08.                         HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.                         LEGENDS.

(A)                               Global Note Legend.  Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B)                               Non-Affiliate Legend.  Each Note will bear the Non-Affiliate Legend.

(C)                               Restricted Note Legend.  Subject to Section 2.12,

(i)                                     each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)                                  if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)                               Other Legends.  A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E)                                Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(F)                                 Restricted Stock Legend.

(i)                                     Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such

Conversion Share need not bear the Restricted Stock Legend.

(ii)                                  Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10.                         TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A)                               Provisions Applicable to All Transfers and Exchanges.

(i)                                     Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii)                                  Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii)                               The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.11, 2.17 or 8.05 not involving any transfer.

(iv)                              Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v)                                 The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security (including any transfers of any interest in a Global Note between or among Depositary Participants, members or beneficial owners of any such interest), other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(vi)                              The Trustee will have no responsibility or obligation to any beneficial owner of any interest in a Global Note, a Depositary Participant or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Depositary Participant, member, beneficial owner or other

Person (other than the Depositary or any Holder) of any notice or the payment of any amount, under or with respect to the Notes.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes and this Indenture will be given or made only to the registered Holders (which will be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners of any interest in a Global Note will be exercised only through the Depositary Procedures.  The Trustee may rely and will be fully protected in relying on information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(vii)                           Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(viii)                        Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ix)                              For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or a Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or a Physical Note to be identified by an “unrestricted” CUSIP number.

(B)                               Transfers and Exchanges of Global Notes.

(i)                                     Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1)                                 (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)                                 an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3)                                 the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)                                  Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1)                                 the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2)                                 if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3)                                 if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4)                                 if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 2.09.

(iii)                               Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C)                               Transfers and Exchanges of Physical Notes.

(i)                                     Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1)                                 surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2)                                 deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)                                  Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1)                                 such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2)                                 if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3)                                 in the case of a transfer:

(a)                                 to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b)                                 to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the

Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4)                                 in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D)                               Requirement to Deliver Documentation and Other Evidence.  If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)                                     cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)                                  remove such Restricted Note Legend; or

(iii)                               register the transfer of such Note to the name of another Person,

then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)                                Transfers of Notes Subject to Redemption, Repurchase or Conversion.  Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.

Section 2.11.                         EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED, REDEEMED OR REPURCHASED.

(A)                               Partial Conversions, Redemptions and Repurchases of Physical Notes.  If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion, Redemption or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted, redeemed or repurchased, as applicable, which Physical Note will be converted, redeemed or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, Redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B)                               Cancellation of Converted, Redeemed and Repurchased Notes.

(i)                                     Physical Notes.  If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion, Redemption or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii)                                  Global Notes.  If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12.                         REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the generality of any other provision of this Indenture (including Section

3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect, and the Trustee may conclusively rely on such notice with respect thereto (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note).  If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13.                         REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee and the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company.  In the case of a lost, destroyed or wrongfully taken Note, the Holder thereof will be required to provide such security or indemnity that is satisfactory to each of the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14.                         REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note.  Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15.                         CANCELLATION.

Without limiting the generality of Section 3.08, the Company may at any time deliver Notes to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion.  The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures.  Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16.                         NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 3.08, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.17.                         TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes.  Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18.                         OUTSTANDING NOTES.

(A)                               Generally.  The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B)                               Replaced Notes.  If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)                               Maturing Notes and Notes Called for Redemption or Subject to Repurchase.  If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D)                               Notes to Be Converted.  At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D).

(E)                                Cessation of Accrual of Interest.  Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19.                         REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20.                         CUSIP AND ISIN NUMBERS.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.  The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3.                                            COVENANTS

Section 3.01.                         PAYMENT ON NOTES.

(A)                               Generally.  The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B)                               Deposit of Funds.  Before 12:00 P.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date.  The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02.                         EXCHANGE ACT REPORTS.

(A)                               Generally.  The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC.  Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor).  Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B)                               Trustee’s Disclaimer.  The Trustee need not monitor or determine, on a continuing basis or otherwise, whether the Company has filed or furnished any material on any website or via the EDGAR system (or such successor).  The sending, filing or furnishing of reports to the Trustee pursuant to Section 3.02(A) is for informational purposes only and the Trustee’s receipt of the foregoing will not be deemed to constitute actual or constructive knowledge or notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.03.                         RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.  The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Section 3.04.                         ADDITIONAL INTEREST.

(A)                               Accrual of Additional Interest.

(i)                                     If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1)                                 the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2)                                 such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii)                                  In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the tenth (10th) day after the Free Trade Date of such Note.

(B)                               Amount and Payment of Additional Interest.  Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof.  For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and in addition to any Special Interest that accrues on such Note.

(C)                               Notice of Accrual of Additional Interest; Trustee’s Disclaimer.  The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note.  In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment.  The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

Section 3.05.                         COMPLIANCE AND DEFAULT CERTIFICATES.

(A)                               Annual Compliance Certificate.  Within one hundred and twenty (120) days after December 31, 2019 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B)                               Default Certificate.  If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate (which Officer’s Certificate will not be required to include such statements included in Section 12.03) to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06.                         STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.                         CORPORATE EXISTENCE.

Subject to Article 6, the Company will do and cause to be done all actions necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents of the Company.

Section 3.08.                         RESTRICTION ON ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.  The Company will use commercially reasonable efforts to prevent any of its Affiliates from acquiring any Note (or any beneficial interest therein).

Section 3.09.                         INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

(A)                               The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, including Acquired Debt, other than Permitted Debt, and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if (i) no Default or Event of Default has occurred and is continuing at the time of such incurrence or would occur as a consequence of such incurrence; and (ii) after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Consolidated Leverage would not exceed 4.00 to 1.00.

(B)                               The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(C)                               For purposes of determining compliance with this Section 3.09, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt, or is entitled to be incurred pursuant to the proviso in Section 3.09(A), then the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 3.09.  Indebtedness under Credit Facilities outstanding on the Issue Date and authenticated under this Indenture will initially be deemed to have been incurred on the Issue Date in reliance on the exception provided by clause (A) of the definition of Permitted Debt.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be used, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding anything to the contrary in this Section 3.09, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 3.09 will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(D)                               The amount of any Indebtedness outstanding as of any date will be:

(i)                                     the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(ii)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(iii)                               in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1)                                 the Fair Market Value of such assets at the date of determination; and

(2)                                 the amount of the Indebtedness of the other Person.

Section 3.10.                         LIENS.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or assume any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 3.11.                         FURTHER INSTRUMENTS AND ACTS.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Indenture.

Article 4.                                            REPURCHASE AND REDEMPTION

Section 4.01.                         NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02.                         RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A)                               Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.  Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)                               Repurchase Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)                               Fundamental Change Repurchase Date.  The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)                               Fundamental Change Repurchase Price.  The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date.  For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change

Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E)                                Fundamental Change Notice.  On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will (x) send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i)                                     briefly, the events causing such Fundamental Change;

(ii)                                  the effective date of such Fundamental Change;

(iii)                               the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)                              the Fundamental Change Repurchase Date for such Fundamental Change;

(v)                                 the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)                              the name and address of the Paying Agent and the Conversion Agent;

(vii)                           the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii)                        that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)                              that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x)                                 the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.  At the Company’s written request, the Trustee will give such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Notice will be prepared by the Company and delivered to the Trustee at least three (3) Business Days before such Fundamental Change Notice is required to be sent to Holders pursuant to this Section 4.02(E) (unless a shorter notice is agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such Fundamental Change Notice.

(F)                                 Procedures to Exercise the Fundamental Change Repurchase Right.

(i)                                     Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased.  To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1)                                 before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)                                 such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)                                  Contents of Fundamental Change Repurchase Notices.  Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)                                 if such Note is a Physical Note, the certificate number of such Note;

(2)                                 the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)                                 that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)                               Withdrawal of Fundamental Change Repurchase Notice.  A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date.  Such withdrawal notice must state:

(1)                                 if such Note is a Physical Note, the certificate number of such Note;

(2)                                 the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)                                 the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)                               Payment of the Fundamental Change Repurchase Price.  Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note).  For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)                              Compliance with Applicable Securities Laws.  To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture.

(I)                                   Repurchase in Part.  Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations.  Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03.                         RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A)                               No Right to Redeem Before March 15, 2022.  The Company may not redeem the Notes at its option at any time before March 15, 2022.

(B)                               Right to Redeem the Notes on or After March 15, 2022.  Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time and from time to time, on a Redemption Date on or after March 15, 2022, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof with respect to that Note (subject to Section 4.03(I)).

(C)                               Redemption Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D)                               Redemption Date.  The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(E)                                Redemption Price.  The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.  For the avoidance of doubt, if an Interest

Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F)                                 Redemption Notice.  To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses containing the information set forth in the Redemption Notice.

Such Redemption Notice must identify the Notes to be redeemed and will state:

(i)                                     that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture, including the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(ii)                                  the Redemption Date for such Redemption;

(iii)                               the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv)                              if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note;

(v)                                 the name and address of the Paying Agent and the Conversion Agent;

(vi)                              that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption will cease to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed, in each case subject to Section 4.03(E);

(vii)                           that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(viii)                        the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07); and

(ix)                              the CUSIP and ISIN numbers, if any, of the Notes.

At the Company’s written request, the Trustee will give such Redemption Notice in the Company’s name and at the Company’s expense; provided, however, that the Company will have delivered to the Trustee, at least five (5) Business Days before such Redemption Notice is required to be sent to Holders pursuant to this Section 4.03(F) (unless a shorter notice is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such Redemption Notice and setting forth the information to be stated in such Redemption Notice as provided in this Section 4.03(F)

(G)                               Selection, Conversion and Transfer of Notes to be Redeemed in Part.  If less than all Notes then outstanding are called for Redemption, then:

(i)                                     the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(ii)                                  if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(H)                              Payment of the Redemption Price.  Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.  For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

(I)                                   Special Provisions for Partial Calls.  If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, then the Redemption will not constitute a Make-Whole Fundamental Change with respect to the Notes not called for Redemption, and Holders of the Notes not called for Redemption will not be entitled to an increased Conversion Rate for such Notes pursuant to Section 5.07; provided, however, that if the Company’s elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the tenth (10th) calendar day immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the second Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Section 5.07.

Article 5.                                            CONVERSION

Section 5.01.                         RIGHT TO CONVERT.

(A)                               Generally.  Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)                               Conversions in Part.  Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations.  Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)                               When Notes May Be Converted.

(i)                                     Generally.  A Holder may convert its Notes at any time until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date.

(ii)                                  Limitations and Closed Periods.  Notwithstanding anything to the contrary in this Indenture or the Notes:

(1)                                 Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)                                 in no event may any Note be converted after the Close of Business on the Scheduled Trading Day immediately before the Maturity Date; and

(3)                                 if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

Section 5.02.                         CONVERSION PROCEDURES.

(A)                               Generally.

(i)                                     Global Notes.  To convert a beneficial interest in a Global Note, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii)                                  Physical Notes.  To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)                               Effect of Converting a Note.  At the Close of Business on the Conversion Date for a Note (or any portion thereof), such Note (or such portion thereof) will be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)                               Holder of Record of Conversion Shares.  The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D)                               Interest Payable upon Conversion in Certain Circumstances.  If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second Business Day immediately after such Interest Payment Date; (w) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest.  For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date.  For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)                                Taxes and Duties.  If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent, at the direction of the Company, may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)                                 Conversion Agent to Notify Company of Conversions.  If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will as promptly as practicable notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03.                         SETTLEMENT UPON CONVERSION.

(A)                               Conversion Consideration.

(i)                                     Generally.  Subject to Section 5.03(A)(ii) and Section 5.03(A)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion.

(ii)                                  Cash in Lieu of Fractional Shares.  If the number of shares of Common Stock deliverable pursuant to Section 5.03(A)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)                               Conversion of Multiple Notes by a Single Holder.  If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(B)                               Delivery of the Conversion Consideration.  Except as set forth in Sections 5.05(A) and 5.05(C), the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(C)                               Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion.  If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date.  As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04.                         RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

(A)                               Stock Reserve.  At all times when any Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07.

(B)                               Status of Conversion Shares; Listing.  Each Conversion Share delivered upon conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered).  If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05.                         ADJUSTMENTS TO THE CONVERSION RATE.

(A)                               Events Requiring an Adjustment to the Conversion Rate.  The Conversion Rate will be adjusted from time to time as follows:

(i)                                     Stock Dividends, Splits and Combinations.  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1                       =                                            the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0                        =                                            the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1                        =                                            the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)                                  Rights, Options and Warrants.  If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5.05(A)(iii)(1) and 5.05(E) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1                       =                                            the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS                             =                                            the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X                                     =                                            the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                      =                                            a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.  To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)                               Spin-Offs and Other Distributed Property.

(1)                                 Distributions Other than Spin-Offs.  If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v)                                 dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(w)                               dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iv);

(x)                                 rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(E);

(y)                                 Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iii)(2); and

(z)                                  a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1                       =                                            the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP                              =                                            the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV                  =                                            the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)                                 Spin-Offs.  If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.10 will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the Open of

Business on the Ex-Dividend Date for such Spin-Off;

CR1                       =                                            the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV                  =                                            the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP                              =                                            the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5.05(A)(iii)(2) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect.  If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)                              Cash Dividends or Distributions.  If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1                       =                                            the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP                              =                                            the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D                                    =                                            the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)                                 Tender Offers or Exchange Offers.  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0                       =                                            the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1                       =                                            the Conversion Rate in effect immediately after the Expiration Time;

AC                            =                                            the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased in such tender or exchange offer;

OS0                        =                                            the number of shares of Common Stock outstanding immediately before the

Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1                        =                                            the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP                              =                                            the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph.  The adjustment to the Conversion Rate pursuant to this Section 5.05(A)(v) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect.  If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)                               No Adjustments in Certain Cases.

(i)                                     Where Holders Participate in the Transaction or Event Without Conversion.  Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)                                  Certain Events.  The Company will not be required to adjust the Conversion

Rate except as provided in Section 5.05 or Section 5.07.  Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)                                 except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2)                                 the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)                                 the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4)                                 the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(5)                                 a third party tender or exchange offer by any party, other than a tender or exchange offer described in Section 5.05(A)(v);

(6)                                 the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction (including through any structured or derivative transactions, such as accelerated share repurchase derivatives or other similar forward derivatives), in each case that is not a tender offer or exchange offer of the nature described in Section 5.05(A)(v);

(7)                                 solely a change in the par value of the Common Stock; or

(8)                                 accrued and unpaid interest on the Notes.

(C)                               Adjustments Not Yet Effective.  Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)                                     a Note is to be converted;

(ii)                                  the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)                               the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(iv)                              such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date.  In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(D)                               Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event.  Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)                                     a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii)                                  a Note is to be converted;

(iii)                               the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)                              the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)                                 such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; and (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution.

(E)                                Stockholder Rights Plans.  If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(F)                                 Limitation on Effecting Transactions Resulting in Certain Adjustments.  The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G)                               Equitable Adjustments to Prices.  Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(H)                              Calculation of Number of Outstanding Shares of Common Stock.  For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(I)                                   Calculations.  All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(J)                                   Notice of Conversion Rate Adjustments.  Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.   In the absence of such notice, the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.06.                         VOLUNTARY ADJUSTMENTS.

(A)                               Generally.  To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)                               Notice of Voluntary Increases.  If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.06, then, at least five (5) Business Days before such increase, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.  In the absence of such notice, the Trustee and the Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.07.                         ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A)                               Generally.  If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective	Stock Price
Date	$13.50	$14.00	$15.00	$17.55	$20.00	$22.82	$25.00	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$45.00	$50.00
March 5, 2019	17.0939	15.8779	13.7627	9.7858	7.2240	5.1981	4.0700	3.0938	2.3573	1.7935	1.3569	1.0160	0.7485	0.3731	0.1468
March 15, 2020	17.0939	15.8779	13.6473	9.5037	6.8895	4.8650	3.7600	2.8182	2.1193	1.5914	1.1877	0.8763	0.6345	0.3013	0.1074
March 15, 2021	17.0939	15.6943	13.3067	8.9607	6.3035	4.3146	3.2628	2.3898	1.7587	1.2926	0.9431	0.6784	0.4763	0.2047	0.0558
March 15, 2022	17.0939	15.2636	12.6407	8.0074	5.3235	3.4378	2.4996	1.7600	1.2497	0.8880	0.6251	0.4312	0.2865	0.0993	0.0108
March 15, 2023	17.0939	14.5050	11.4213	6.2524	3.6050	2.0228	1.3520	0.8858	0.5960	0.4043	0.2709	0.1749	0.1053	0.0222	0.0000
March 15, 2024	17.0939	14.4486	9.6867	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)                                     if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

(ii)                                  if the Stock Price is greater than $50.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $13.50 (subject to adjustment in the same manner) (such immediately preceding number, as so adjusted, the “Reference Price”), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 74.0740 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B)                               Adjustment of Stock Prices and Additional Shares.  The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A).  The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.07(A).

(C)                               Notice of the Occurrence of a Make-Whole Fundamental Change.  If a Make-Whole Fundamental Change occurs pursuant to clause (i) of the definition thereof, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company will notify the Holders of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.07 in connection with such Make-Whole Fundamental Change.  The Company will provide notice of a Make-Whole Fundamental Change that occurs pursuant to clause (ii) of the definition thereof in the manner described in Section 4.03.

(D)                               Settlement of Cash Make-Whole Fundamental Changes.  For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.10, conversions of Notes will thereafter be settled no later than the second (2nd) Business Day after the relevant Conversion Date.

Section 5.08.                         INCREASE IN CONVERSION RATE FOR CONVERSIONS OUTSIDE A MAKE-WHOLE FUNDAMENTAL CHANGE CONVERSION PERIOD.

If a Note is to be converted and the relevant Conversion Date is before March 15, 2022 and does not occur during the Make-Whole Fundamental Change Conversion Period for any Make-Whole Fundamental Change, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Conversion Rate applicable to such conversion will be subject to increase pursuant to Section 5.07 in the same manner as if:

(A)                               a Make-Whole Fundamental Change had occurred whose Make-Whole Fundamental Change Effective Date corresponds to such Conversion Date;

(B)                               the Stock Price for such Make-Whole Fundamental Change is the greater of (i) the Reference Price; and (ii) the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before such Conversion Date; and

(C)                               such Conversion Date is deemed to have occurred during the Make-Whole Fundamental Change Conversion period for such Make-Whole Fundamental Change.

For the avoidance of doubt, if such Conversion Date occurs during the Make-Whole Fundamental Change Conversion Period for any other Make-Whole Fundamental Change, then the provisions described in the preceding sentence will not apply to such conversion, and such conversion will be subject to only one potential increase to the Conversion Rate on account of such

Make-Whole Fundamental Change pursuant to Section 5.07.

Notwithstanding anything to the contrary, in no event will the Conversion Rate be increased pursuant to this Section 5.08 to an amount that exceeds 67.3400 shares of Common Stock per $1,000 principal amount of Notes (such amount, subject to adjustment pursuant to the immediately following sentence, the “Premium Limited Maximum Conversion Rate”) in respect of any Note to be converted and whose Conversion Date occurs before the date that is one (1) year after the Last Original Issue Date of such Note.  The Premium Limited Maximum Conversion Rate is subject to adjustment in the same manner as, and at the same time, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A)(i).  For the avoidance of doubt, the limitations set forth in this paragraph will not apply if the relevant Conversion Date occurs on or after the date that is one (1) year after the Last Original Issue Date of the Notes being converted.

Section 5.09.                         RESTRICTION ON CONVERSIONS.

Notwithstanding anything to the contrary in this Indenture or the Notes, no shares of Common Stock will be issued upon conversion of any Note, no Note will be convertible by the Holder thereof, and the Company will not affect any conversion of any Note, in each case to the extent, and only to the extent, that such issuance, convertibility or conversion would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nine and one half percent (9.5%) of the then-outstanding shares of Common Stock.  For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.  For the avoidance of doubt, the limitations on the convertibility of any Note pursuant to this Section 5.09 will not, in themselves, cause such Note to cease to be outstanding (and interest will continue to accrue on any portion of a Note that has been tendered for conversion and whose convertibility is suspended pursuant to this Section 5.09), and such limitations will cease to apply if and when such Note’s convertibility and conversion will not violate this Section 5.09.  If the delivery of shares of Common Stock owed to a Holder upon conversion of any Notes is not made, in whole or in part, as a result of this Section 5.09, then the Company’s obligation to make such delivery will not be extinguished, and the Company will deliver such shares (or a lesser number of shares specified by such Holder) as promptly as practicable after such Holder gives the Company notice that such delivery would not result in such Holder, or a “person” or “group” that includes such Holder, beneficially owning in excess of nine and one half percent (9.5%) of the then-outstanding shares of Common Stock.

Section 5.10.                         EFFECT OF COMMON STOCK CHANGE EVENT.

(A)                               Generally.  If there occurs any:

(i)                                     recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)                                  consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)                               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)                              other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)                                 from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property; and

(2)                                 for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock.  The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.10; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.07(A) in a manner consistent with this

Section 5.10; and (z) contain such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.10(A).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)                               Notice of Common Stock Change Events.  The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of such Common Stock Change Event.

(C)                               Compliance Covenant.  The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.10.

Section 5.11.                         RESPONSIBILITY OF TRUSTEE AND CONVERSION AGENT.

The Trustee and any Conversion Agent will not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) to the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in this Indenture or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any Conversion Agent will not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, cash or other property that may at any time be issued or delivered upon the conversion of any Note; and neither the Trustee nor any Conversion Agent makes any representations with respect thereto.  Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities, cash or other property upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5.  Neither the Trustee nor any Conversion Agent will be responsible for making any calculations under this Article 5 or for monitoring the price of the Common Stock.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.10 relating either to the kind or amount of the Reference Property or to any adjustment to be made with respect to any Common Stock Change Event, but may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and will be protected in conclusively relying upon, the Officer’s Certificate (which the Company will be obligated to file with the Trustee before the execution of any such supplemental indenture in addition to any other deliverables required under this Indenture in connection with the execution of such supplemental indenture) with respect thereto.

Article 6.                                            SUCCESSORS

Section 6.01.                         WHEN THE COMPANY MAY MERGE, ETC.

(A)                               Generally.  The Company will not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)                                     the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii)                                  immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B)                               Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee.  Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied; and (iii) if applicable in respect of any such Opinion of Counsel, the related supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms, subject to customary exceptions.

Section 6.02.                         SUCCESSOR CORPORATION SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7.                                            DEFAULTS AND REMEDIES

Section 7.01.                         EVENTS OF DEFAULT.

(A)                               Definition of Events of Default.  “Event of Default” means the occurrence of any of the following:

(i)                                     a default in the payment when due (whether at maturity, upon Redemption, Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;

(ii)                                  a default for thirty (30) days in the payment when due of interest on any Note;

(iii)                               the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.07(C);

(iv)                              a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto;

(v)                                 a default in the Company’s obligations under Article 6 or in any Guarantor’s obligations under Section 9.04;

(vi)                              a default in any of the Company’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii)                           a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)                                 constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2)                                 results in such indebtedness becoming or being declared due and payable before its stated maturity;

(viii)                        one or more final judgments being rendered against the Company or any of its Subsidiaries for the payment of at least ten million dollars ($10,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix)                              any Note Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Note Guarantee;

(x)                                 the Company, the Guarantors, or any of their respective Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)                                 commences a voluntary case or proceeding seeking liquidation,

reorganization or other relief with respect to the Company, any Guarantor, or any such Significant Subsidiary or its debts;

(2)                                 consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)                                 seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, any Guarantor, or any such Significant Subsidiary or any substantial part of its property or otherwise consents to the appointment of any  such trustee, receiver, liquidator, custodian or other similar official in an involuntary case or other proceeding commenced against it for any substantial part of its property;

(4)                                 makes a general assignment for the benefit of its creditors;

(5)                                 generally is not paying its debts as they become due; or

(xi)                              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)                                 is for relief against Company, the Guarantors, or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(2)                                 appoints a custodian of the Company, the Guarantors, or any of their respective Significant Subsidiaries, or for any substantial part of the property of the Company, the Guarantors, or any of their respective Significant Subsidiaries;

orders the winding up or liquidation of the Company, the Guarantors, or any of their respective Significant Subsidiaries; and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed or undismissed and in effect for at least ninety (90) consecutive days.

(B)                               Cause Irrelevant.  Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.                         ACCELERATION.

(A)                               Automatic Acceleration in Certain Circumstances.  If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company or any Guarantor), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)                               Optional Acceleration.  Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company or any

Guarantor) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)                               Rescission of Acceleration.  Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived.  No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03.                         SOLE REMEDY FOR A FAILURE TO REPORT.

(A)                               Generally.  Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days during which a Reporting Event of Default has occurred and is continuing, consist exclusively of the right to receive Special Interest on the Notes, which will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount of the Notes for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount of the Notes.  On the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing, the Notes will be subject to acceleration pursuant to Section 7.02.  In the event the Company does not timely elect to pay Special Interest pursuant to Section 7.03(C), or the Company elects to make such payment but does not pay the Special Interest when due, then the Notes will be subject to acceleration pursuant to Section 7.02.  For the avoidance of doubt, no Special Interest will accrue in respect of a Reporting Event of Default on any date on which it has been cured or no longer exists.

(B)                               Amount and Payment of Special Interest.  Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at the rates specified in Section 7.03(A).  For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and in addition to any Additional Interest that accrues on such Note.

(C)                               Notice of Election.  To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)                               Notice to Trustee and Paying Agent; Trustee’s Disclaimer.  If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment.  The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E)                                No Effect on Other Events of Default.  No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04.                         OTHER REMEDIES.

(A)                               Trustee May Pursue All Remedies.  If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B)                               Procedural Matters.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default.  All remedies will be cumulative to the extent permitted by law.

Section 7.05.                         WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that, with the giving of notice or the passage of time or both, could lead to such an Event of Default, can be waived only with the consent of each affected Holder.  Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding.  If an Event of Default is so waived, then it will cease to exist.  If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur.  However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.                         CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to determine whether or not any such direction is unduly prejudicial to the rights of Holders of the Notes not joining in giving such direction) or may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07.                         LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)                               such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(B)                               Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C)                               such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D)                               the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)                                during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.                         ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09.                         COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10.                         TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims.  Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06.  To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise).  Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.                         PRIORITIES.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:                                                                  to the Trustee and its agents and attorneys for amounts due under Section 11.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                                                    to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:                                                              to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.                         UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8.                                            AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.                         WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:

(A)                               cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B)                               add additional Note Guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C)                               secure the Notes or any Note Guarantees;

(D)                               add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or any Guarantor;

(E)                                provide for the assumption of the Company’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 or Section 9.04, as applicable;

(F)                                 enter into supplemental indentures pursuant to, and in accordance with, Section 5.10 in connection with a Common Stock Change Event;

(G)                               evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(H)                              conform the provisions of this Indenture and the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum, dated February 27, 2019, as supplemented by the related pricing term sheet, dated February 28, 2019;

(I)                                   provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(J)                                   provide for the discharge of any Note Guarantee to the extent permitted by, and in accordance with, this Indenture;

(K)                               comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or

(L)                                make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in (H).

Section 8.02.                         WITH THE CONSENT OF HOLDERS.

(A)                               Generally.  Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture or the Notes or waive compliance with any provision of this Indenture or the Notes.  Notwithstanding anything to the contrary in the foregoing sentence, but subject to subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i)                                     reduce the principal, or extend the stated maturity, of any Note;

(ii)                                  reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)                               reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)                              make any change that adversely affects the conversion rights of any Note;

(v)                                 impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)                              change the ranking of the Notes or the Note Guarantees;

(vii)                           modify or amend the terms and conditions of the obligations of the Guarantors, as Guarantors of the Notes, in any manner that is adverse to the rights of the Holders, as such, other than any elimination of a Note Guarantee in accordance with this Indenture;

(viii)                        make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(ix)                              reduce the amount of Notes whose Holders must consent to any amendment,

supplement, waiver or other modification; or

(x)                                 make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)                               Holders Need Not Approve the Particular Form of any Amendment.  A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03.                         NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will (or, in the case of an amendment or supplement pursuant to Section 8.01(H), the Company may, at its election) send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof.  The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.                         REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A)                               Revocation and Effect of Consents.  The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B)                               Special Record Dates.  The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8.  If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)                               Solicitation of Consents.  For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)                               Effectiveness and Binding Effect.  Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05.                         NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms.  The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.                         TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities.  In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9.                                            GUARANTEES

Section 9.01.                         NOTE GUARANTEES.

(A)                               Generally.  As of the Issue Date there are no Guarantors.  Pursuant to Section 9.04, any future Domestic Subsidiary of the Company (other than an Immaterial Subsidiary) will become a Guarantor.  By its execution of any amended or supplemental indenture pursuant to Section 8.01(B), each Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that such Guarantor is providing its Note Guarantee for good and valuable consideration, including such substantial benefits.  Subject to this Article 9, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the

Company under this Indenture or the Notes, that:

(i)                                     the principal of, any interest on, and any Conversion Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Conversion Consideration for, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and

(ii)                                  in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise,

(collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.

Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B)                               Note Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc.  Each Guarantor agrees that its Note Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, and covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.

(C)                               Reinstatement of Note Guarantee Upon Return of Payments.  If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(D)                               Subrogation.  Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors.  Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Note Guarantee.

Section 9.02.                         LIMITATION ON GUARANTOR LIABILITY.

Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Note Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03.                         EXECUTION AND DELIVERY OF NOTE GUARANTEE.

The execution by each Guarantor of an amended or supplemental indenture pursuant to Section 8.01(B) evidences the Note Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Note Guarantee on behalf of each Guarantor.  A Note Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Note Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04.                         WHEN A GUARANTOR MAY MERGE, ETC.

(A)                               Release of Note Guarantee in Connection with Certain Business Combination Events.  If any future Guarantor consolidates with or merges with or into, or sells, leases or otherwise transfers, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another person (the “Guarantor Acquirer”) that, immediately after giving effect to such transaction, is not a Subsidiary of the Company, then, such Guarantor Acquirer will be released from any obligations under the Note Guarantee of such Guarantor, subject to the Company’s delivery to the Trustee, in accordance with this Indenture, of an Officer’s Certificate and an Opinion of Counsel each stating that the conditions precedent to such release have been satisfied.

(B)                               Generally.  Except as provided in Section 9.04(A), no Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Guarantor Business Combination Event”), unless:

(i)                                     the resulting, surviving or transferee Person either (x) is such Guarantor or (y) if not such Guarantor, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of such Guarantor’s obligations under this Indenture and the Notes; and

(ii)                                  immediately after giving effect to such Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing;

provided, however, that, except as provided in Article 6, nothing in this Section 9.04 will prevent any Guarantor from consolidating with or merging with or into, or selling, leasing or otherwise transferring, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to the Company or another Guarantor.

(C)                               Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee.  Before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(B); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.

(D)                               Successor Corporation Substituted.  Except as provided in Section 9.04(A), at the effective time of any Guarantor Business Combination Event that complies with Section 9.04(B) and Section 9.04(C), the Successor Guarantor Corporation (if not the applicable Guarantor) will succeed to, and may exercise every right and power of, such Guarantor under this Indenture and the Notes with the same effect as if such Successor Guarantor Corporation had been named as a Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Guarantor will be discharged from its obligations under this Indenture and the Notes.

Section 9.05.                         FUTURE GUARANTORS.

If, after the Issue Date, any entity that is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia becomes a Domestic Subsidiary of the Company or any Guarantor (including by acquisition or creation) (other than an Immaterial Subsidiary), then the Company will, as soon as reasonably practicable but no later than twenty (20) Business Days after such entity became such a Subsidiary, cause such Subsidiary to execute an amended or supplemental indenture pursuant to Section 8.01(B) causing such Subsidiary to become a Guarantor under this Indenture.

Section 9.06.                         APPLICATION OF CERTAIN PROVISIONS TO THE GUARANTORS.

(A)                               Officer’s Certificates and Opinions of Counsel.  Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 12.02 with the same effect as if each reference to the Company in Section 12.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.

(B)                               Company Order.  A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.

(C)                               Notices and Demands.  Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.

Article 10.                                     SATISFACTION AND DISCHARGE; DEFEASANCE OF CERTAIN COVENANTS

Section 10.01.                  TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, and the Trustee, at the request and expense of the Company, will acknowledge the discharge of this Indenture, when:

(A)                               all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)                               the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C)                               the Company has paid all other amounts payable by it under this Indenture; and

(D)                               the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 11 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

Section 10.02.                  REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due.  After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general unsecured creditor of the Company.

Section 10.03.                  REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 10.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 10.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Section 10.04.                  DEFEASANCE OF RESTRICTIVE COVENANTS.

If:

(A)                               the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest and Special Interest would accrue on such Note at their respective maximum rates per annum provided in Sections 3.04 and 7.03, respectively); and (ii) 100% of the principal amount of each Note outstanding as of the time of such deposit (excluding, in the case of each of sub-clause (i) and (ii) above, any Notes referred to in clause (B) below as to which the deposit referred to in such clause is made);

(B)                               with respect to each Note, if any, for which a Conversion Date has occurred, but the Conversion Consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (A) above, the Company has caused there to be irrevocably deposited, with the Trustee or the Conversion Agent for the benefit of the Holders, the maximum kind and amount of Conversion Consideration due in respect of such Note (together, if applicable, with cash in the amount of any interest due on such Note pursuant to clause (i) of Section 5.02(D));

(C)                               the Company has irrevocably instructed the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other property due on the Notes from the cash or other property deposited pursuant to clauses (A) and (B) above as the same becomes due;

(D)                               as of the time of the deposits referred to in clauses (A) and (B) above, no Default in the payment or delivery of any amount or property (including Conversion Consideration) on any Note has occurred and is continuing;

(E)                                the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize any income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if the Covenant Defeasance had not occurred;

(F)                                 the Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, but solely in connection with the incurrence of any Indebtedness to finance the Covenant Defeasance) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(G)                               the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred to in clauses (A) and (B) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(H)                              the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with, then, notwithstanding anything to the contrary in the Indenture or the Notes:

(i)                                     each of Section 3.09 and Section 3.10 will thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such Sections (whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any of such Sections or by reason of any reference in any such Section to any other provision of this Indenture or in any other document) will not in itself constitute a Default or Event of Default; and

(ii)                                  each Guarantor will be discharged from its obligations under this Indenture and the Notes.

For the avoidance of doubt, the remainder of this Indenture and the Notes will be unaffected by and Covenant Defeasance and will continue to be in full force and effect.

Each of the Trustee, the Paying Agent and the Conversion Agent will return to the Company any cash or other property deposited with it pursuant to clause (A) or (B) above that remains on deposit after (x) all Notes have been paid in full and none remain outstanding; and (y) the Company has paid all other amounts payable by it under this Indenture.

Article 11.                                     TRUSTEE

Section 11.01.                  DUTIES OF THE TRUSTEE.

(A)                               If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B)                               Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such opinions and certificates, including mathematical calculations or other facts stated therein).

(C)                               The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:

(i)                                     this paragraph will not limit the effect of Section 11.01(B);

(ii)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D)                               Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 11.01, regardless of whether such provision so expressly provides.

(E)                                No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F)                                 The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

Section 11.02.                  RIGHTS OF THE TRUSTEE.

(A)                               The Trustee may conclusively rely and will be protected in acting or refraining from acting upon any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B)                               Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C)                               The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)                               The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E)                                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F)                                 The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G)                               The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(H)                              The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder.

(I)                                   The Trustee will not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(J)                                   Any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture will not be construed as a duty.

(K)                               The Trustee may request that the Company delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(L)                                The Trustee will not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default under the Notes and this Indenture.

Section 11.03.                  INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee.  Each Note Agent will have that same rights and duties as the trustee under this Section 11.03.

Section 11.04.                  TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05.                  NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 11.06.                  COMPENSATION AND INDEMNITY.

(A)                               The Company will, from time to time, pay the Trustee such compensation for its acceptance of this Indenture and services under this Indenture as the parties agree in writing from time to time.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B)                               The Company will indemnify, defend and protect each of the Trustee or any predecessor Trustee and its officers, directors, agents and employees for, and to hold them harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based upon, measured by or determined by the earnings or income of the Trustee) and court costs incurred, arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 11.06) and defending itself against any claim (whether asserted by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to the Trustee’s own willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.  The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 11.06(B).  The Company will defend such claim, and the Trustee will cooperate in such defense.  If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists).  The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C)                               The obligations of the Company under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D)                               To secure the Company’s payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E)                                If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (x) or (xi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 11.07.                  REPLACEMENT OF THE TRUSTEE.

(A)                               Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.

(B)                               The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing at least thirty (30) days in advance of such removal.  The Company may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 11.09;

(ii)                                  the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)                               a custodian or public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(C)                               If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D)                               If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E)                                If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F)                                 A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will send notice of its succession to Holders.  The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).

Section 11.08.                  SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

Section 11.09.                  ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 12.                                     MISCELLANEOUS

Section 12.01.                  NOTICES.

Any notice or communication by the Company or any Guarantor or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company or any Guarantor:

Applied Optoelectronics, Inc.

13139 Jess Pirtle Blvd.,

Sugar Land, TX 77478

Attention: David C. Kuo, General Counsel

Facsimile: (281) 966-6988

Email: david_kuo@ao-inc.com

with a copy (which will not constitute notice) to:

Haynes and Boone, LLP.

1221 McKinney Street

Suite 2100

Houston, TX 77010

Attention: Frank Wu, Esq.

Facsimile: (713) 236.5659

Email: frank.wu@haynesboone.com

If to the Trustee:

Wells Fargo Bank, National Association

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, Texas 75202
Facsimile: (469) 729-7638
Attention: Corporate, Municipal & Escrow Services

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing).  The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent.  For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel.  The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.

Section 12.02.                  DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A)                               an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B)                               an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.03.                  STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A)                               a statement that the signatory thereto has read such covenant or condition;

(B)                               a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C)                               a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D)                               a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.04.                  RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05.                  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under this Indenture, the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.06.                  GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE, THE NOTE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE NOTE GUARANTEES.

Section 12.07. SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court.  Each of the Company, each Guarantor, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.09. SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 12.10. FORCE MAJEURE.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes arising out of or caused, directly or indirectly, by circumstances beyond its control (including fire, riots, strikes or work stoppages for any reason, embargos, governmental actions or any act or provision of any present or future law or regulation or governmental authority, nuclear or natural catastrophe, act of God or war, civil or military unrest, local or national disturbance or disaster, act of terrorism, interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.11. U.S.A. PATRIOT ACT.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.12. CALCULATIONS.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, accrued interest on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of its calculations, and any other relevant information, to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.  The Trustee and the Conversion Agent will not have any liability or responsibility in connection with any calculation or information relating to any calculation.  Neither the Trustee nor any Conversion Agent will have any responsibility or obligation to determine when and if any Notes may be converted at any time.  The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 12.13. SEVERABILITY.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14. COUNTERPARTS.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, and all of them together represent the same agreement.  Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16. WITHHOLDING TAXES.

Each Holder of a Note acknowledges that it may, in some circumstances, including a cash distribution or dividend on the Company’s Common Stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, and applicable withholding taxes or backup withholding taxes may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the Notes. Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding taxes on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of any adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Stefan J. Murry
	Name:	Stefan J. Murry
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

APPLIED OPTOELECTRONICS, INC.

5.00% Convertible Senior Note due 2024

CUSIP No.:	[ ][Insert for a “restricted” CUSIP number: *]	Certificate No. [ ]
ISIN No.:	[ ][Insert for a “restricted” ISIN number: *]

Applied Optoelectronics, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [   ] dollars ($[   ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on March 15, 2024 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	March 15 and September 15 of each year, commencing on [date].

Regular Record Dates:	March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*     This Note will be deemed to be identified by CUSIP No. [   ] and ISIN No. [   ] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

†     Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Applied Optoelectronics, Inc. has caused this instrument to be duly executed as of the date set forth below.

APPLIED OPTOELECTRONICS, INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

Applied Optoelectronics, Inc.

5.00% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of notes of Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), designated as its 5.00% Convertible Senior Notes due 2024 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of March 5, 2019 (as the same may be amended from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Guarantors, the Trustee and the Holders and the terms of the Notes.  Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.                                      Interest.  This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture.  Stated Interest on this Note will begin to accrue from, and including, [date].

2.                                      Maturity.  This Note will mature on March 15, 2024, unless earlier repurchased, redeemed or converted.

3.                                      Note Guarantees. The Company’s obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors, if any, as provided in Article 9 of the Indenture.

4.                                      Method of Payment.  Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

5.                                      Persons Deemed Owners.  The Holder of this Note will be treated as the owner of this Note for all purposes.

6.                                      Denominations; Transfers and Exchanges.  All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations.  Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

7.                                      Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.  If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

8.                                      Right of the Company to Redeem the Notes.  The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

9.                                      Conversion.  The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

10.                               When the Company May Merge, Etc.  Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

11.                               Defaults and Remedies.  If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

12.                               Amendments, Supplements and Waivers.  The Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.

13.                               No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

14.                               Authentication.  No Note will be valid until it is authenticated by the Trustee.  A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

15.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16.                               Governing Law.  THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Applied Optoelectronics, Inc.

13139 Jess Pirtle Blvd.,

Sugar Land, TX 77478

Attention: General Counsel

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[   ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*     Insert for Global Notes only.

CONVERSION NOTICE

Applied Optoelectronics, Inc.

5.00% Convertible Senior Notes due 2024

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐            the entire principal amount of

☐            $                     * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*     Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Applied Optoelectronics, Inc.

5.00% Convertible Senior Notes due 2024

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐            the entire principal amount of

☐            $                     * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*     Must be an Authorized Denomination.

ASSIGNMENT FORM

Applied Optoelectronics, Inc.

5.00% Convertible Senior Notes due 2024

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company.  The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.        ☐                  Such Transfer is being made to the Company or a Subsidiary of the Company.

2.        ☐                  Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.        ☐                  Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.  If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.        ☐                  Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.  The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)                               TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)                               PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)                                PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

*     This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

B1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY, OR ANY PERSON OR ENTITY THAT WAS AN AFFILIATE (AS DEFINED UNDER RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY WITHIN THE THREE MONTHS IMMEDIATELY PRECEDING, MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1